Exhibit 99.1 U.S. CONCRETE ANNOUNCES THIRD QUARTER 2019 RESULTS EULESS, TEXAS – November 8, 2019 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the quarter ended September 30, 2019. THIRD QUARTER 2019 RESULTS1 • Consolidated revenue increased 1.1% from last year's third quarter to $408.9 million, an all-time quarterly high; • Ready-mixed concrete revenue increased 2.3% from last year's third quarter to $354.1 million, an all-time quarterly high; • Operating income was $33.3 million; Adjusted Gross Profit2 increased 9.9% to $87.7 million compared to last year's third quarter; Adjusted Gross Profit Margin2 increased to 21.4% from 19.7% in last year's third quarter; • Net income was $13.6 million; Total Adjusted EBITDA2 increased 15.6% from last year's third quarter to $62.1 million, an all-time quarterly high; Total Adjusted EBITDA Margin2 increased to 15.2% from 13.3% in last year's third quarter. 1 Certain computations within this press release may reflect rounding adjustments. 2 Adjusted Gross Profit, Total Adjusted EBITDA and related margins are non-GAAP measures. Please refer to the reconciliations and other information at the end of this press release. William J. Sandbrook, Chairman and Chief Executive Officer of U.S. Concrete, Inc. stated, “With the benefit of continued economic expansion and improved weather patterns I am pleased to announce our third quarter 2019 results, which include quarterly records of consolidated revenue, consolidated total adjusted EBITDA, ready- mixed concrete segment revenue and aggregate products segment adjusted EBITDA. Our revenue growth was driven by both higher ready-mixed concrete segment volumes and higher average sales prices in our aggregate products and ready-mixed concrete segments. The increased ready-mixed concrete volumes also enabled us to improve our adjusted EBITDA margin to 15.2% this quarter. These results validate our belief in the strength of each regional market we serve.” Mr. Sandbrook continued, “Our margin improvement was aided by increased ready-mixed concrete volumes and solid operational improvements in our aggregate products segment. We continue to focus on enhancing our margins through cost containment and increased utilization of technology. We are increasing our technology investments with the objective of improving our customers’ experiences while increasing revenue and reducing costs.” 1

Mr. Sandbrook concluded, "We will continue to work strategically and operationally on those areas of our business that will improve shareholder value. Our expectation is to continue with our strategy of building defensible, vertically-integrated positions in major metropolitan markets with an increasing emphasis on aggregate products, which lead to value-enhancing franchises that are virtually impossible to replicate."

OPERATING RESULTS

READY-MIXED CONCRETE SEGMENT

($ in millions except selling prices)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Ready-Mixed Concrete Segment:				
Revenue	$ 354.1	$ 346.3	$ 958.5	$ 985.5
Adjusted EBITDA	$ 51.5	$ 47.5	$ 124.1	$ 140.3
Ready-Mixed Concrete Data:				
Average selling price ("ASP") per cubic yard	$ 138.54	$ 138.10	$ 138.81	$ 135.94
Sales volume in thousand cubic yards	2,551	2,503	6,892	7,222

Revenue from the ready-mixed concrete segment increased $7.8 million, or 2.3%, compared to the prior year third quarter, primarily resulting from a volume increase of 1.9%. Adjusted EBITDA in this segment was positively impacted by the higher sales volume and increased pricing.

AGGREGATE PRODUCTS SEGMENT

($ in millions except selling prices)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Aggregate Products Segment:				
Sales to external customers	$ 37.9	$ 41.1	$ 105.8	$ 100.9
Intersegment sales	15.0	12.4	39.5	35.3
Total aggregate products revenue	$ 52.9	$ 53.5	$ 145.3	$ 136.2
Adjusted EBITDA	$ 16.3	$ 12.2	$ 38.9	$ 29.1
Aggregate Products Data:				
Average selling price per ton[(1)]	$ 11.86	$ 11.63	$ 11.93	$ 11.26
Sales volume in thousand tons	3,116	3,211	8,492	8,402

(1) *The Company's calculation of the aggregate products segment ASP excludes certain other ancillary revenue and Polaris's freight revenue. The Company defines revenue for its aggregate products ASP calculation as amounts billed to external and internal customers for coarse and fine aggregate products, excluding delivery charges. The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.*

2

Aggregate products revenue declined $0.6 million in the quarter, resulting from a 3.0% decrease in sales volume that was partially offset by the 2.0% increase in average selling price. Sales volume growth was hindered by the delay in certain Polaris Materials's shipments due to one of the transportation carrier's ships being temporarily taken out of service. Aggregate products Adjusted EBITDA of $16.3 million in the 2019 third quarter increased 33.6% from the prior third year quarter, primarily related to improved operating efficiencies. CONSOLIDATED THIRD QUARTER 2019 RESULTS COMPARED TO THIRD QUARTER 2018 Consolidated revenue increased 1.1% compared to the prior year third quarter. During the third quarter of 2019, operating income was $33.3 million compared to $35.0 million in the third quarter of 2018, with an operating income margin of 8.1% compared to 8.7% in the third quarter of 2018. Operating income in 2018 included a $14.6 million gain on the divestiture of our Dallas/Fort Worth area lime operations. Selling, general and administrative expenses (“SG&A”) as a percentage of revenue was 7.8% in the 2019 third quarter compared to 8.0% in the prior year third quarter. SG&A decreased $0.2 million, or 0.6%, for the quarter ended September 30, 2019, in comparison to the corresponding 2018 quarter, as a result of lower acquisition-related costs being partially offset by an increase in non-cash stock-based compensation expense. On a non-GAAP basis, our Adjusted SG&A, which excludes non-cash stock compensation, acquisition-related costs and officer transition expenses, was 6.3% in the 2019 third quarter compared to 6.6% in the prior year third quarter. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the 2019 third quarter was $51.5 million, compared to $42.3 million in the prior year third quarter. The Company’s Adjusted Free Cash Flow in the 2019 third quarter was $41.5 million, as compared to $45.5 million in the prior year third quarter. Free Cash flow in 2018 included the proceeds from the divestiture of our former Dallas/Fort Worth area lime operations. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. At September 30, 2019, the Company had cash and cash equivalents of $27.0 million and total debt of $705.7 million, resulting in Net Debt of $678.7 million. Net Debt decreased by $15.4 million from December 31, 2018, due to the pay-down of overall debt balances, despite the impact of $23.2 million of contingent consideration payments made in the 2019 third quarter. The Company had $236.1 million of unused availability under its revolving credit facility at September 30, 2019, resulting in total liquidity of $263.1 million. Net Debt is a non- GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. 3

FULL YEAR 2019 GUIDANCE With the completion of nine months of operations, the Company expects to be around the lower end of the range of the following previously provided annual guidance: 2019 Guidance Category Low High Consolidated revenue $ 1.5 billion $1.575 billion Total Adjusted EBITDA (1) $ 195 million $ 210 million (1) Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Friday, November 8, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to review its third quarter 2019 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 4575837 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us- concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of New York, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. 4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward- looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises. Non-GAAP Financial Measures Included in this press release are certain non-GAAP financial measures that we believe are useful for investors. These non- GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. Reconciliations and definitions of the non-GAAP financial measures used in this press release are included at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures. (Tables Follow) 5

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions except per share amounts) Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Revenue $ 408.9 $ 404.3 $ 1,109.5 $ 1,136.3 Cost of goods sold before depreciation, depletion and amortization 321.2 325.3 886.4 912.7 Selling, general and administrative expenses 32.0 32.2 103.3 96.4 Depreciation, depletion and amortization 22.3 25.5 70.2 68.2 Change in value of contingent consideration 0.3 0.4 1.6 (0.9) Impairment of assets — — — 1.3 Loss (gain) on sale/disposal of assets and business, net (0.2) (14.1) 0.8 (14.6) Operating income 33.3 35.0 47.2 73.2 Interest expense, net 11.6 11.7 34.8 34.6 Other income, net (0.2) (1.1) (7.8) (4.1) Income before income taxes 21.9 24.4 20.2 42.7 Income tax expense 8.3 8.6 8.3 14.5 Net income 13.6 15.8 11.9 28.2 Less: Net income attributable to non-controlling interest (0.6) (0.2) (0.9) (0.2) Net income attributable to U.S. Concrete $ 13.0 $ 15.6 $ 11.0 $ 28.0 Earnings per share attributable to U.S. Concrete: Basic earnings per share $ 0.79 $ 0.95 $ 0.67 $ 1.70 Diluted earnings per share $ 0.79 $ 0.94 $ 0.67 $ 1.70 Weighted average shares outstanding: Basic 16.5 16.5 16.4 16.5 Diluted 16.5 16.5 16.4 16.5 6

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) September 30, 2019 December 31, 2018 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 27.0 $ 20.0 Trade accounts receivable, net 259.3 226.6 Inventories 53.9 51.2 Other receivables, net 13.3 18.4 Prepaid expenses and other 9.0 7.9 Total current assets 362.5 324.1 Property, plant and equipment, net 676.3 680.2 Operating lease assets(1) 69.3 — Goodwill 239.5 239.3 Intangible assets, net 98.0 116.6 Other assets 10.7 11.1 Total assets $ 1,456.3 $ 1,371.3 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 135.8 $ 125.8 Accrued liabilities 90.3 96.3 Current maturities of long-term debt 35.6 30.8 Current operating lease liabilities(1) 13.5 — Total current liabilities 275.2 252.9 Long-term debt, net of current maturities 670.1 683.3 Long-term operating lease liabilities(1) 58.6 — Other long-term obligations and deferred credits 44.0 54.8 Deferred income taxes 44.9 43.1 Total liabilities 1,092.8 1,034.1 Commitments and contingencies Equity: Preferred stock — — Common stock — — Additional paid-in capital 346.2 329.6 Retained earnings 27.2 16.2 Treasury stock, at cost (35.6) (33.4) Total shareholders' equity 337.8 312.4 Non-controlling interest 25.7 24.8 Total equity 363.5 337.2 Total liabilities and equity $ 1,456.3 $ 1,371.3 (1) Beginning January 1, 2019, we adopted new lease accounting rules. As allowed, we did not revise amounts of prior periods. See our 2019 Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 for more information. 7

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions) Nine Months Ended September 30, 2019 2018 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 11.9 $ 28.2 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 70.2 68.2 Amortization of debt issuance costs 1.3 1.4 Change in value of contingent consideration 1.6 (0.9) Loss (gain) on sale/disposal of assets and business, net 0.8 (14.6) Gains from eminent domain matter and property insurance claims (6.0) — Impairment of assets — 1.3 Deferred income taxes 2.0 10.1 Provision for doubtful accounts and customer disputes 2.2 3.4 Stock-based compensation 16.4 8.1 Other, net (1.0) (0.8) Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (33.9) (44.4) Inventories (2.7) (0.2) Prepaid expenses and other current assets 2.9 (4.8) Other assets and liabilities (1.3) (1.6) Accounts payable and accrued liabilities 27.7 36.8 Net cash provided by operating activities 92.1 90.2 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (28.6) (32.2) Payments for acquisitions, net of cash acquired — (72.3) Proceeds from disposals of businesses and property, plant and equipment 1.2 18.6 Purchases of environmental credits — (2.8) Proceeds from eminent domain matter and property insurance claims 6.0 2.1 Net cash used in investing activities (21.4) (86.6) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 273.3 338.2 Repayments of revolver borrowings (277.2) (310.7) Proceeds from stock option exercises 0.2 0.1 Payments of other long-term obligations (33.4) (5.6) Payments for other financing (24.2) (21.5) Treasury share purchases (2.2) (1.9) Other proceeds — 0.5 Net cash used in financing activities (63.5) (0.9) EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS (0.2) (0.1) NET INCREASE IN CASH AND CASH EQUIVALENTS 7.0 2.6 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 20.0 22.6 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 27.0 $ 25.2 8

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) (in millions).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Total Adjusted EBITDA Reconciliation				
Net income	**$ 13.6**	$ 15.8	**$ 11.9**	$ 28.2
Add: Income tax expense	**8.3**	8.6	**8.3**	14.5
Income before income taxes	**21.9**	24.4	**20.2**	42.7
Add: Depreciation, depletion and amortization	**22.3**	25.5	**70.2**	68.2
Add: Interest expense, net	**11.6**	11.7	**34.8**	34.6
Add: Non-cash stock compensation expense	**5.3**	2.9	**16.4**	8.0
Add/Subtract: Eminent domain matter	**—**	0.6	**(5.3)**	0.6
Subtract: Hurricane-related loss recoveries, net	**—**	—	**(2.1)**	(0.2)
Add/Subtract: Non-cash change in value of contingent consideration	**0.3**	0.4	**1.6**	(0.9)
Add: Acquisition-related costs	**0.2**	1.7	**1.0**	5.2
Add: Officer transition expenses	**0.5**	—	**1.1**	—
Add: Loss on mixer truck fire	**—**	—	**0.7**	—
Add: Quarry dredge costs for specific event	**—**	0.2	**—**	0.8
Add: Impairment of assets	**—**	—	**—**	1.3
Add: Purchase accounting adjustments for inventory	**—**	—	**—**	0.7
Add: Litigation settlement costs	**—**	0.9	**—**	0.9
Subtract: Gain on sale of business	**—**	(14.6)	**—**	(14.6)
Total Adjusted EBITDA	**$ 62.1**	$ 53.7	**$ 138.6**	$ 147.3
Net income margin	**3.3%**	3.9%	**1.1%**	2.5%
Total Adjusted EBITDA Margin	**15.2%**	13.3%	**12.5%**	13.0%

9

Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income, excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, quarry dredge costs for specific event, hurricane- related losses in COGS before DD&A, purchase accounting adjustments for inventory and loss (gain) on sale/disposal of assets and business, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in millions). Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Adjusted Gross Profit Reconciliation Operating income $ 33.3 $ 35.0 $ 47.2 $ 73.2 Add: Depreciation, depletion and amortization 22.3 25.5 70.2 68.2 Add: Selling, general and administrative expenses 32.0 32.2 103.3 96.4 Add/Subtract: Change in value of contingent consideration 0.3 0.4 1.6 (0.9) Add: Impairment of assets — — — 1.3 Add: Quarry dredge costs for specific event — 0.2 — 0.8 Add: Eminent domain costs — 0.6 — 0.6 Add: Hurricane-related losses in COGS before DD&A — — — 0.3 Add: Purchase accounting adjustments for inventory — — — 0.7 Add/Subtract: Loss (gain) on sale/disposal of assets and business, net (0.2) (14.1) 0.8 (14.6) Adjusted Gross Profit $ 87.7 $ 79.8 $ 223.1 $ 226.0 Operating income margin 8.1% 8.7% 4.2% 6.4% Adjusted Gross Profit Margin 21.4% 19.7% 20.1% 19.9% 10

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense and acquisition-related costs. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in millions). Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Adjusted SG&A Selling, general and administrative expenses $ 32.0 $ 32.2 $ 103.3 $ 96.4 Subtract: Non-cash stock compensation expense (5.3) (2.9) (16.4) (8.0) Subtract: Acquisition-related costs (0.2) (1.7) (1.0) (5.2) Subtract: Litigation settlement costs — (0.9) — (0.9) Subtract: Officer transition expenses (0.5) — (1.1) — Adjusted SG&A $ 26.0 $ 26.7 $ 84.8 $ 82.3 SG&A as a percentage of revenue 7.8% 8.0% 9.3% 8.5% Adjusted SG&A as a percentage of revenue 6.3% 6.6% 7.6% 7.2% 11

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, net of taxes, income tax expense (benefit) and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. We also adjust Adjusted Net Income Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.

We have included Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

The following tables reconcile (i) Adjusted Net Income Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in millions except per share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	**2018**	**2019**	**2018**
Adjusted Net Income Attributable to U.S. Concrete Reconciliation				
Net income attributable to U.S. Concrete	**$ 13.0**	$ 15.6	**$ 11.0**	$ 28.0
Add: Income tax expense	**8.3**	8.6	**8.3**	14.5
Adjusted income before income taxes	**21.3**	24.2	**19.3**	42.5
Add: Non-cash stock compensation expense	**5.3**	2.9	**16.4**	8.0
Add/Subtract: Non-cash change in value of contingent consideration	**0.3**	0.4	**1.6**	(0.9)
Add: Acquisition-related costs	**0.2**	1.7	**1.0**	5.2
Add: Officer transition expenses	**0.5**	—	**1.1**	—
Add: Loss on mixer truck fire	**—**	—	**0.7**	—
Subtract: Eminent domain matter	**—**	0.6	**(5.3)**	0.6
Add: Quarry dredge costs for specific event	**—**	0.2	**—**	0.8
Add: Litigation settlement costs	**—**	0.9	**—**	0.9
Subtract: Hurricane-related loss recoveries, net	**—**	—	**(2.1)**	(0.2)
Add: Impact of impairment of assets	**—**	—	**—**	1.3
Add: Purchase accounting adjustments for inventory	**—**	—	**—**	0.7
Subtract: Gain on sale of business	**—**	(14.6)	**—**	(14.6)
Adjusted income before income taxes	**27.6**	16.3	**32.7**	44.3
Subtract: Normalized income tax expense(1)	**(7.4)**	(4.4)	**(8.8)**	(12.0)
Adjusted Net Income Attributable to U.S. Concrete	**$ 20.2**	$ 11.9	**$ 23.9**	$ 32.3

(1) Assumes a normalized effective tax rate of 27% in all periods.

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Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Adjusted Net Income Attributable to U.S. Concrete per Diluted Share Reconciliation Net income attributable to U.S. Concrete $ 0.79 $ 0.94 $ 0.67 $ 1.70 Add: Income tax expense 0.50 0.53 0.51 0.89 Adjusted income before income taxes 1.29 1.47 1.18 2.59 Add: Impact of non-cash stock compensation expense 0.32 0.18 1.00 0.49 Add/Subtract: Impact of non-cash change in value of contingent consideration 0.03 0.02 0.10 (0.06) Add: Impact of acquisition-related costs — 0.10 0.06 0.32 Add: Impact of officer transition expenses 0.04 — 0.07 — Add: Impact of loss on mixer truck fire — — 0.04 — Add: Impact of quarry dredge costs for specific event — 0.01 — 0.04 Add/Subtract: Impact of eminent domain matter — 0.03 (0.32) 0.03 Add: Impact of litigation settlement costs — 0.05 — 0.05 Subtract: Impact of hurricane-related loss recoveries, net — — (0.13) (0.01) Add: Impact of impairment of assets — — — 0.08 Add: Impact of purchase accounting adjustments for inventory — — — 0.04 Subtract: Impact of gain on sale of business — (0.88) — (0.88) Adjusted income before income taxes 1.68 0.98 2.00 2.69 Subtract: Normalized income tax expense(1) (0.46) (0.26) (0.54) (0.72) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share $ 1.22 $ 0.72 $ 1.46 $ 1.97 (1) Assumes a normalized effective tax rate of 27% in all periods. 13

Adjusted Free Cash Flow Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment plus proceeds from the disposal of businesses and property, plant and equipment, eminent domain matter and property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in millions). Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $ 51.5 $ 42.3 $ 92.1 $ 90.2 Subtract: Purchases of property, plant and equipment (10.5) (11.4) (28.6) (32.2) Subtract: Purchases of environmental credits — (2.8) — (2.8) Add: Proceeds from disposals of businesses and property, plant and equipment 0.5 17.4 1.2 18.6 Add: Proceeds from eminent domain matter and property insurance claims — — 6.0 2.1 Adjusted Free Cash Flow $ 41.5 $ 45.5 $ 70.7 $ 75.9 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in millions). As of As of September 30, 2019 December 31, 2018 Net Debt Reconciliation Total debt, including current maturities and finance lease obligations $ 705.7 $ 714.1 Subtract: cash and cash equivalents (27.0) (20.0) Net Debt $ 678.7 $ 694.1 14

Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") net income (in millions). Twelve Months Ended September 30, 2019 Total Adjusted EBITDA Reconciliation Net income $ 14.9 Add: Income tax expense 10.6 Income before income taxes 25.5 Add: Depreciation, depletion and amortization 93.8 Add: Interest expense, net 46.6 Add: Non-cash stock compensation expense 18.9 Add: Non-cash change in value of contingent consideration 2.5 Add: Acquisition-related costs 2.0 Add: Loss on mixer truck fire 0.7 Add: Quarry dredge costs for specific event 0.3 Add: Litigation settlement cost 1.2 Add: Officer transition expenses 1.1 Add: Purchase accounting adjustments for inventory 0.1 Subtract: Eminent domain matter (5.2) Subtract: Hurricane-related loss recoveries, net (2.7) Total Adjusted EBITDA 184.8 Net Debt $ 678.7 Total debt to LTM income 47.36x Net Debt to Total Adjusted EBITDA as of September 30, 2019 3.67x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com 15